UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 17, 2008
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 16, 2008, West Corporation (the “Company”) reported its results for the quarter ended March 31, 2008 and updated its guidance for the year ending December 31, 2008. The Company reported Adjusted EBITDA for the first quarter as $132.3 million. The Company also reported that “the accounts receivable portfolio impairment reduced Adjusted EBITDA by $11.7 million for the quarter, including the $5.6 million impairment to minority interest.” The Company reports “Adjusted EBITDA” as that measure is defined in certain of its debt covenants.
Based upon further review of its debt covenants, the Company has determined that the accounts receivable portfolio impairment reduced Adjusted EBITDA by $634 thousand rather than $11.7 million for the quarter. This reduction is due to the fact that, for purposes of calculating Adjusted EBITDA, the $11.7 million impact of the impairment is required to be spread over the life of the portfolios rather than being recognized in its entirety in the three months ended March 31, 2008. In addition, for purposes of calculating Adjusted EBITDA, the $5.6 million effect of the impairment on minority interest should not be factored into the calculation as Adjusted EBITDA does not take into account changes in minority interest expense. Accordingly, the Adjusted EBITDA for the first quarter ended March 31, 2008 was $137.7 million.
A copy of the corrected press release made available by the Company on April 17, 2008 reflecting the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
The information contained in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press release, dated April 17, 2008, reporting corrected results of operations for the three months ended March 31, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: April 17, 2008	By:	/s/ Thomas B. Barker
Thomas B. Barker
Chief Executive Officer